Exhibit 10.2

AMENDED AND RESTATED
VOTING AGREEMENT

THIS AMENDED AND RESTATED VOTING AGREEMENT (this “Agreement”), is dated as of October 16, 2014 by and between Oak Valley Resources, LLC, a Delaware limited liability company (the “Company”), and Ray Singleton (“Stockholder”).

WHEREAS, Stockholder is, as of the date hereof, the record and beneficial owner of that number of shares of common stock, $0.001 par value per share (the “Earthstone Common Stock”), of Earthstone Energy, Inc., a Delaware corporation (“Earthstone”), set forth opposite Stockholder’s name on Schedule A hereto;

WHEREAS, effective as of May 15, 2014, Earthstone and the Company entered into that certain Exchange Agreement, (as the same may be amended or supplemented, the “Exchange Agreement”), providing for, among other things, the exchange of Earthstone Common Stock for the membership interests of the Oak Valley Subsidiaries (the “Exchange”), upon the terms and subject to the conditions set forth in the Exchange Agreement (capitalized terms used and not otherwise defined herein shall have the meanings attributed thereto in the Exchange Agreement) and, in order to induce the Company to enter into the Exchange Agreement, Stockholder and the Company concurrently entered into a Voting Agreement (the “Original Voting Agreement”); and

WHEREAS, concurrently with the execution and delivery of this Agreement, Earthstone and the Company have entered into a Contribution Agreement (as the same may be amended and supplemented, the “Contribution Agreement”), by and among the Company, Earthstone, Flatonia Energy, LLC, a Delaware limited liability company (“Flatonia”), Parallel Resource Partners, LLC, Oak Valley Operating, LLC and Sabine River Energy, LLC, providing for the issuance of Earthstone Common Stock to Flatonia, upon the terms and subject to the conditions set forth in the Contribution Agreement (the “Contribution Agreement Share Issuance”); and

WHEREAS, Stockholder and the Company desire to amend and restate the Original Agreement to include (i) the approval of the Contribution Agreement Share Issuance in Sections 3 and 4 hereof and (ii) Flatonia as a third party beneficiary hereof; and

WHEREAS, as a condition to the willingness of the Company to enter into the Contribution Agreement, and in order to induce the Company to enter into the Contribution Agreement, Stockholder has agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the execution and delivery by the Company of the Contribution Agreement and the mutual representations, warranties, covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby amend and restate the Original Voting Agreement as follows:

Section 1. Representations and Warranties of Stockholder. Stockholder hereby represents and warrants to the Company as follows:

(a) Stockholder is the beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) and unless otherwise indicated, the record owner of the shares of Earthstone Common Stock (as may be adjusted from time to time pursuant to Section 5 hereof, the “Shares”) set forth opposite Stockholder’s name on Schedule A to this Agreement and such Shares represent all of the shares of Earthstone Common Stock beneficially owned by Stockholder as of the date hereof. For purposes of this Agreement, the term “Shares” shall include any shares of Earthstone Common Stock issuable to Stockholder upon exercise or conversion of any existing right, contract, option, or warrant to purchase, or securities convertible into or exchangeable for, Earthstone Common Stock (“Stockholder Rights”) that are currently exercisable or convertible or become exercisable or convertible and any other shares of Earthstone Common Stock Stockholder may acquire or beneficially own during the term of this Agreement.

(b) Stockholder has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been validly executed and delivered by Stockholder and, assuming that this Agreement constitutes the legal, valid and binding obligation of the Company, constitutes the legal, valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, or by principles governing the availability of equitable remedies).

(c) The execution and delivery of this Agreement by Stockholder does not, and the performance of this Agreement by Stockholder will not, (i) conflict with any agreement, arrangement or understanding to which Stockholder is a party or is bound, (ii) conflict with or violate any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Stockholder or by which he is bound or affected, (iii)(A) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, (B) give to any other person any rights of termination, amendment, acceleration or cancellation of, or (C) result in the creation of any pledge, claim, lien, charge, encumbrance or security interest of any kind or nature whatsoever upon any of the properties or assets of Stockholder under, any agreement, contract, indenture, note or instrument to which Stockholder is a party or by which it is bound or affected, except, in the case of clause (i), (ii) or (iii), for such conflicts, breaches, defaults or other occurrences that would not prevent or materially delay the performance by Stockholder of any of Stockholder’s obligations under this Agreement, or (iv) except for applicable requirements, if any, of the Exchange Act, the Securities Act of 1933, as amended (the “Securities Act”), the NYSE MKT (the “NYSE MKT”), require any filing by Stockholder with, or any permit, authorization, consent or approval of, any governmental or regulatory authority, except where the failure to make such filing or obtain such permit, authorization, consent or approval would not prevent or materially delay the performance by Stockholder of any of Stockholder’s obligations under this Agreement.

(d) The Shares and the certificates representing the Shares owned by Stockholder are now and at all times during the term hereof will be held by Stockholder, or by a nominee or custodian for the benefit of Stockholder, free and clear of all pledges, liens, charges, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for any such encumbrances or proxies arising hereunder or under applicable federal and state securities laws. Stockholder owns of record or beneficially no shares of Earthstone Common Stock other than Stockholder’s Shares.

(e) As of the date hereof, neither Stockholder, nor any of his properties or assets is subject to any order, writ, judgment, injunction, decree, determination or award that would prevent or delay the consummation of the transactions contemplated hereby.

(f) Stockholder understands and acknowledges that the Company is entering into the Exchange Agreement in reliance upon Stockholder’s execution and delivery of this Agreement.

(g) Stockholder understands and acknowledges that the Company and Flatonia are entering into the Contribution Agreement in reliance upon Stockholder’s execution and delivery of this Agreement.

Section 2. Representations and Warranties of the Company. The Company hereby represents and warrants to Stockholder as follows:

(a) The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. The Company has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly executed and delivered by the Company, and assuming that this Agreement constitutes the legal, valid and binding obligation of Stockholder, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with the terms of this Agreement (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, or by principles governing the availability of equitable remedies).

(b) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, (i) conflict with the certificate of organization or operating agreement of the Company as presently in effect, (ii) conflict with or violate any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or by which it is bound or affected, (iii) (A) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, (B) give to any other person any rights of termination, amendment, acceleration or cancellation of, or (C) result in the creation of any pledge, claim, lien, charge, encumbrance or security interest of any kind or nature whatsoever upon any of the properties or assets of the Company under, any agreement, contract, indenture, note or instrument to which the Company is a party or by which it is bound or affected, except, in the case of clause (i), (ii) or (iii), for such conflicts, breaches, defaults or other occurrences that would not prevent or materially delay the performance by the Company of its obligations under this Agreement, or (iv) except for applicable requirements, if any, of the Exchange Act, the Securities Act or the NYSE MKT, require any filing by the Company with, or any permit, authorization, consent or approval of, any governmental or regulatory authority, except where the failure to make such filing or obtain such permit, authorization, consent or approval would not prevent or materially delay the performance by the Company of its obligations under this Agreement.

(c) As of the date hereof, neither the Company nor any of its properties or assets is subject to any order, writ, judgment, injunction, decree, determination or award that would prevent or delay the consummation of the transactions contemplated hereby.

Section 3. Covenants of Stockholder. Stockholder agrees as follows:

(a) Stockholder shall not, except as contemplated by the terms of this Agreement, sell, transfer, pledge, assign or otherwise dispose of, or enter into any contract, option or other arrangement (including any profit-sharing arrangement) or understanding with respect to the sale, transfer, pledge, assignment or other disposition of, the Shares (including any options or warrants to purchase Earthstone Common Stock) to any person (any such action, a “Transfer”). For purposes of clarification, the term “Transfer” shall include, without limitation, any short sale (including any “short sale against the box”), pledge, transfer, and the establishment of any open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act. Notwithstanding the foregoing, (i) Transfers of Shares as bona fide gifts, or (ii) distributions of Shares to affiliates, affiliated partnerships or other affiliated entities of the undersigned, shall not be prohibited by this Agreement; provided that in the case of any such transfer or distribution pursuant to clause (i) or (ii), each donee or distributee shall execute and deliver to the Company a valid and binding counterpart to this Agreement.

(b) Stockholder shall not, except as contemplated by the terms of this Agreement (i) enter into any voting arrangement, whether by proxy, voting agreement, voting trust, power-of-attorney or otherwise, with respect to the Shares or (ii) take any other action that would in any way restrict, limit or interfere with the performance of his obligations hereunder or the transactions contemplated hereby or make any representation or warranty of Stockholder herein untrue or incorrect in any material respect.

(c) At any meeting of stockholders of Earthstone called to vote upon the Exchange or in connection with any stockholder consent in respect of a vote on the Exchange, the Contribution Agreement Share Issuance, the Exchange Agreement or any other transaction contemplated by the Exchange Agreement or the Contribution Agreement or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval (including by written consent) with respect to such matters is sought, Stockholder shall vote (or cause to be voted), or shall consent, execute a consent or cause to be executed a consent in respect of, Stockholder’s Shares in favor of the Exchange, the Contribution Agreement Share Issuance, the adoption by Earthstone of the Exchange Agreement and the approval of any other transactions contemplated by the Exchange Agreement or the Contribution Agreement.

(d) Stockholder agrees to permit Earthstone to publish and disclose in the Proxy Statement and related filings under the securities laws Stockholder’s identity and ownership of Shares and the nature of its commitments, arrangements and understandings under this Agreement and any other information required by applicable law.

Section 4. Grant of Irrevocable Proxy; Appointment of Proxy.

(a) Stockholder hereby irrevocably grants to, and appoints, Frank A. Lodzinski, and any other individual who shall hereafter be designated by the Company, Stockholder’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of Stockholder, to vote Stockholder’s Shares, or grant a consent or approval in respect of such Shares, at any meeting of stockholders of Earthstone or at any adjournment thereof or in any other circumstances upon which their vote, consent or other approval is sought, in favor of the Exchange, the Contribution Agreement Share Issuance, the adoption by Earthstone of the Exchange Agreement and the approval of the other transactions contemplated by the Exchange Agreement or the Contribution Agreement.

(b) Stockholder represents that any existing proxies given in respect of Stockholder’s Shares are not irrevocable, and that any such proxies are hereby revoked.

(c) Stockholder hereby affirms that the irrevocable proxy set forth in this Section 4 is given in connection with the execution of the Exchange Agreement and the Contribution Agreement, and that such irrevocable proxy is given to secure the performance of the duties of Stockholder under this Agreement. Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked, except upon termination of this Agreement pursuant to Section 7. Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with applicable law. Such irrevocable proxy shall be valid until the termination of this Agreement pursuant to Section 7 herein.

Section 5. Adjustments Upon Share Issuances, Changes in Capitalization. In the event of any change in Earthstone Common Stock or in the number of outstanding shares of Earthstone Common Stock by reason of a stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or other similar event or transaction or any other change in the corporate or capital structure of Earthstone (including, without limitation, the declaration or payment of an extraordinary dividend of cash, securities or other property), and consequently the number of Shares changes or is otherwise adjusted, this Agreement and the obligations hereunder shall attach to any additional shares of Earthstone Common Stock, Stockholder Rights or other securities or rights of Earthstone issued to or acquired by Stockholder.

Section 6. Further Assurances. Stockholder will, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further transfers, assignments, endorsements, consents and other instruments as the Company may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement and to vest the power to vote Stockholder’s Shares as contemplated by Section 3 herein.

Section 7. Termination. This Agreement, and all rights and obligations of the parties hereunder, shall terminate upon the earlier of (a) the Closing Date and (b)(i) with respect to the obligations to vote on the Exchange Agreement and the Contribution Agreement, the date upon which the Exchange Agreement is terminated pursuant to Section 7.1 thereof, including, any termination in connection with the Earthstone Board’s decision to accept a Superior Proposal and (ii) with respect to the obligation to vote on the Contribution Agreement, the date on which the Contribution Agreement is terminated in accordance with its terms. Notwithstanding the foregoing, Sections 7, 8 and 9 hereof shall survive any termination of this Agreement.

Section 8. Action in Stockholder Capacity Only. No person executing this Agreement who is or becomes during the term hereof a director or officer of Earthstone makes any agreement or understanding herein in his or her capacity as such director or officer. Stockholder signs solely in his capacity as the record holder and beneficial owner of, or the trustee of a trust whose beneficiaries are the beneficial owners of, Stockholder’s Shares and nothing herein shall prohibit, limit, restrict or affect any actions taken by or fiduciary duties of Stockholder or any of his affiliates in its or their capacity as an officer or director of Earthstone to the extent permitted by the Exchange Agreement and applicable law.

Section 9. Miscellaneous.

(a) Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.  This Agreement shall also inure to the benefit of and be enforceable by Flatonia, who shall be deemed a third party beneficiary hereof.  Stockholder agrees that this Agreement and the obligations of Stockholder hereunder shall attach to Stockholder’s Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including without limitation Stockholder’s successors.

(b) Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated thereby shall be paid by the party incurring such expenses.

(c) Amendments. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto and in compliance with applicable law.

(d) Notice. All notices and other communications hereunder shall be in writing and shall be deemed duly given if delivered personally, mailed by registered or certified mail (return receipt requested), overnight delivery or sent via facsimile to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(i)	if to Stockholder, to the address set forth under the name of Stockholder on Schedule A hereto; and

(ii)	if to the Company, addressed to it at:

Oak Valley Resources, LLC
110 Cypress Station Drive, Suite 220
Houston, Texas 77090
Attention: Frank A. Lodzinski
Fax: (281) 298-4272

with a copy to (which shall not constitute notice):

Jones & Keller, P.C.
1999 Broadway, Suite 3150
Denver, Colorado 80202
Attention: Reid A. Godbolt
Fax: (303) 573-8133

(e) Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. In this Agreement, unless a contrary intention appears, (i) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision and (ii) reference to any Section means such Section hereof. No provision of this Agreement shall be interpreted or construed against any party hereto solely because such party or its legal representative drafted such provision.

(f) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall be considered one and the same agreement. Delivery of an executed counterpart signature page of this Agreement by facsimile is as effective as executing and delivering this Agreement in the presence of the other parties.

(g) Entire Agreement. This Agreement constitutes the entire agreement of the parties and supersedes all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof, and except as otherwise expressly provided herein, is not intended to confer upon any other Person any rights or remedies hereunder.

(h) Governing Law; Consent to Jurisdiction; Waiver of Trial by Jury. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to laws that may be applicable under conflicts of laws principles. Each of the parties hereto irrevocably and unconditionally (i) agrees that any suit, action or other legal proceeding arising out of or relating to this Agreement shall be brought in the state courts of the State of Delaware (or, if such courts do not have jurisdiction or do not accept jurisdiction, in the United States District Court located in the State of Delaware), (ii) consents to the jurisdiction of any such court in any such suit, action or proceeding, and (iii) waives any objection that such party may have to the laying of venue of any such suit, action or proceeding in any such court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9(d). Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9(h).

(i) Specific Performance. The parties to this Agreement agree that irreparable damage would occur in the event that any provision of this Agreement was not performed in accordance with the terms of this Agreement and that the Company shall be entitled to specific performance of the terms of this Agreement in addition to any other remedy at law or equity.

(j) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

(k) Non-Recourse. No past, present or future employee, partner, agent, attorney, representative or affiliate of Stockholder hereto or of any of their respective affiliates shall have any liability (whether in contract or in tort) for any obligations or liabilities of such party arising under, in connection with or related to this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby; provided, however, that nothing in this Section 9(k) shall limit any liability of Stockholder hereto for his breaches of the terms and conditions of this Agreement.

(l) Waiver. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable law.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by its officer thereunto duly authorized and Stockholder has signed this Agreement, all as of the date first written above.

OAK VALLEY RESOURCES, LLC

By:	/s/ Frank A. Lodzinski
Name:	Frank A. Lodzinski
Title:	Chief Executive Officer

IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by its officer thereunto duly authorized and Stockholder has signed this Agreement, all as of the date first written above.

STOCKHOLDER:

Ray Singleton

By:	/s/ Ray Singleton
Name:	Ray Singleton

SCHEDULE A

OWNERSHIP OF SHARES

Name and Address of Stockholder	Number of Shares of Earthstone Common Stock

Ray Singleton 633 Seventeenth Street Suite 2320 Denver, Colorado 80202	453,360